EX-99.1

Byline Bancorp, Inc. Reports Third Quarter 2018 Financial Results

Third Quarter 2018 Highlights

•	Third quarter of 2018 net income of $14.5 million, or $0.39 per diluted share, a record high since our initial public offering

•	Net interest margin increases to 4.73% compared to 4.43% for the second quarter of 2018

•	Originated loans and leases grew to $2.1 billion, an increase of $261.4 million, or 14.6%, from the second quarter of 2018, and $592.2 million, or 40.2%, from the third quarter of 2017

•	Efficiency ratio improves to 56.57% for the third quarter of 2018, compared to 83.35% for the second quarter of 2018, and 69.92% for the third quarter of 2017
•	Return on average assets improves to 1.20% for the third quarter of 2018, compared to 0.29% for the second quarter of 2018, and 1.17% for the third quarter of 2017
•	Return on stockholders’ equity improves to 9.22% for the third quarter of 2018, compared to 2.14% for the second quarter of 2018, and 8.44% for the third quarter of 2017

Chicago, IL, October 25, 2018 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $14.5 million, or $0.39 per diluted share, for the third quarter of 2018, compared with net income of $2.8 million, or $0.08 per diluted share, for the second quarter of 2018, and net income of $9.8 million, or $0.32 per diluted share, for the third quarter of 2017. The Company’s financial results during 2018 include certain costs associated with its acquisition and integration of First Evanston Bancorp, Inc. (“First Evanston”) and its bank subsidiary First Bank & Trust, including merger-related and core system conversion expenses. The acquisition closed on May 31, 2018. Excluding these costs and impairment charges on assets held for sale for each quarter, adjusted net income1 was $14.9 million, or $0.40 per adjusted diluted share, for the third quarter of 2018, compared with $10.6 million, or $0.32 per adjusted diluted share, for the second quarter of 2018. A reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, respectively, according to accounting principles generally accepted in the United States of America (“GAAP”) is provided in the financial tables at the end of this release.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “Our performance for the quarter was strong and characterized by solid organic growth, continued improvements in our operating performance, and focused execution of our strategy. The third quarter represented the first full quarter of operations subsequent to the closing of the First Evanston acquisition, which has benefited our financial performance. We continue to remain focused on ensuring a smooth transition for customers and colleagues, and expect to see continued benefits as we capture the synergies projected for this transaction.

We are very pleased to report to you that we recently signed a definitive agreement to acquire Oak Park River Forest Bankshares, Inc. We believe this acquisition will enhance our position in an attractive Chicago metropolitan market, while also providing an important source of low-cost deposits. We believe

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

the synergies from this combination will further enhance the value of the Byline franchise,” said Mr. Paracchini.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$55,045	$39,627	$33,654	$31,896	$30,933	$128,326	$88,510
Interest on taxable securities	5,076	4,572	4,055	3,679	3,720	13,703	11,213
Interest on tax-exempt securities	337	229	174	176	174	740	458
Other interest and dividend income	615	413	259	205	217	1,287	666
Total interest and dividend income	61,073	44,841	38,142	35,956	35,044	144,056	100,847
INTEREST EXPENSE
Deposits	5,971	3,745	2,498	2,218	2,112	12,214	5,518
Federal Home Loan Bank advances	1,723	1,360	1,358	1,009	850	4,441	2,282
Subordinated debentures and other borrowings	786	680	591	578	670	2,057	2,286
Total interest expense	8,480	5,785	4,447	3,805	3,632	18,712	10,086
Net interest income	$52,593	$39,056	$33,695	$32,151	$31,412	$125,344	$90,761

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
		September 30,			June 30,
	2018			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$107,555	$368	1.36%	$68,019	$199	1.17%
Loans and leases(1)	3,387,569	55,045	6.45%	2,638,757	39,627	6.02%
Securities available-for-sale	768,189	4,738	2.45%	694,154	4,203	2.43%
Securities held-to-maturity	91,892	585	2.53%	96,414	583	2.42%
Tax-exempt securities(2)	55,656	337	2.40%	36,749	229	2.50%
Total interest-earning assets	$4,410,861	$61,073	5.49%	$3,534,093	$44,841	5.09%
Allowance for loan and lease losses	(21,557)			(18,292)
All other assets	420,635			347,383
TOTAL ASSETS	$4,809,939			$3,863,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$316,394	$384	0.48%	$227,760	$124	0.22%
Money market accounts	618,213	1,200	0.77%	469,066	781	0.67%
Savings	479,837	148	0.12%	454,295	83	0.07%
Time deposits	1,084,550	4,239	1.55%	864,348	2,757	1.28%
Total interest-bearing deposits	2,498,994	5,971	0.95%	2,015,469	3,745	0.75%
Federal Home Loan Bank advances	394,588	1,723	1.73%	342,825	1,360	1.59%
Other borrowed funds	61,582	786	5.06%	57,644	680	4.73%
Total borrowings	456,170	2,509	2.18%	400,469	2,040	2.04%
Total interest-bearing liabilities	$2,955,164	$8,480	1.14%	$2,415,938	$5,785	0.96%
Non-interest bearing demand deposits	1,175,523			891,175
Other liabilities	53,631			37,524
Total stockholders’ equity	625,621			518,547
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,809,939			$3,863,184
Net interest spread(3)			4.35%			4.13%
Net interest income		$52,593			$39,056
Net interest margin(4)			4.73%			4.43%

Net loan accretion impact on margin		$8,259	0.74%		$3,604	0.41%
Net interest margin excluding loan accretion(6)			3.99%			4.02%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

The Company previously completed its acquisition of First Evanston in the second quarter of 2018. All references to this transaction in the following narrative are referred to as “the acquisition” or “our recent acquisition.”

Net interest income for the third quarter of 2018 was $52.6 million, an increase of $13.5 million, or 34.7%, from $39.1 million for the second quarter of 2018.

The increase in net interest income was primarily due to:

•	An increase of $15.4 million in interest and fees on loans and leases, primarily due to loans acquired in the acquisition and growth in loan and lease originations; and
•	An increase of $612,000 in interest income on securities, primarily due to additional purchases and securities acquired in the acquisition during the second quarter of 2018.

Partially offset by:

•

An increase of $2.2 million in interest expense on deposits, partially due to deposits assumed as a result of the acquisition, an increase in time deposits driven by promotional campaigns during the quarter, and an increase in average rates on deposits; and

•	An increase of $363,000 in interest expense on Federal Home Loan Bank advances, primarily due to an increase in average advances outstanding during the quarter.

Net interest margin for the third quarter of 2018 was 4.73%, an increase of 30 basis points compared to 4.43% for the second quarter of 2018. Total net accretion on acquired loans contributed 74 basis points to the net interest margin for the third quarter of 2018 compared to 41 basis points for the second quarter of 2018. The net interest margin increase was primarily driven by increased interest income due to an increase in earning assets as a result of the acquisition.

The average cost of total deposits was 0.64% for the third quarter of 2018, an increase of 12 basis points compared to the second quarter of 2018, primarily due to increased rates on interest bearing deposits and a full quarter of the inclusion of First Evanston deposits. Additionally, there was growth in average time deposits of $220.2 million and money market accounts of $149.1 million, partially offset by growth in average non-interest bearing demand deposits of $284.3 million.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $5.8 million for the third quarter of 2018, an increase of $1.8 million compared to $4.0 million for the second quarter of 2018. The third quarter provision included allocations of $3.6 million for originated loans and leases, $2.0 million for acquired non-impaired loans, and $313,000 for acquired impaired loans. The increased provision during the third quarter of 2018 was mainly due to additional specific impairment in the unguaranteed portion of the government guaranteed portfolio and increases to the general reserve driven by originated loan and lease portfolio growth.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
NON-INTEREST INCOME
Fees and service charges on deposits	$1,825	$1,456	$1,312	$1,304	$1,418	$4,593	$3,985
Net servicing fees	176	459	563	704	959	1,198	2,954
ATM and interchange fees	1,781	1,141	1,218	1,498	1,495	4,140	4,342
Net gains on sales of securities available-for-sale	—	4	—	—	—	4	8
Net gains on sales of loans	5,015	9,723	7,476	9,036	7,499	22,214	24,026
Wealth management and trust income	674	192	—	—	—	866	—
Other non-interest income	1,672	1,527	859	97	547	4,058	2,104
Total non-interest income	$11,143	$14,502	$11,428	$12,639	$11,918	$37,073	$37,419

Non-interest income for the third quarter of 2018 was $11.1 million, a decrease of $3.4 million compared to $14.5 million for the second quarter of 2018.

The decrease in total non-interest income was primarily due to:

•	A decrease of $4.7 million in net gains on sales of loans, primarily due to a decrease in loans sold coupled with a slight decrease in average premiums; and
•

A decrease of $283,000 in net servicing fees, primarily due to the change in fair value of the servicing asset as a result of changes to valuation assumptions on government guaranteed loans based on a higher interest rate environment and stronger economic growth.

Partially offset by:

•	An increase of $640,000 in ATM and interchange fees, primarily due to increased interchange fees resulting from a credit card vendor agreement signing bonus; and
•	An increase of $482,000 in wealth management and trust income, a new business line added as a result of the acquisition, in which the third quarter was the first full quarter of operations.

During the third quarter of 2018, the Company sold $59.6 million of government guaranteed loans compared to $95.0 million during the second quarter of 2018, contributing to the decrease in net gains on sale of loans for the quarter. The decrease in sales is primarily due to the timing of loans closed becoming fully funded, decreased premiums in the market, and the seasonality of our origination business.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
NON-INTEREST EXPENSE
Salaries and employee benefits	$21,312	$19,244	$18,278	$17,118	$16,323	$58,834	$50,151
Occupancy expense, net	3,548	4,499	3,755	3,553	3,301	11,802	10,525
Equipment expense	617	558	603	663	630	1,778	1,809
Loan and lease related expenses	1,015	1,471	1,400	1,116	891	3,886	2,569
Legal, audit and other professional fees	2,358	4,418	1,851	2,658	1,608	8,627	4,369
Data processing	2,724	10,371	2,301	2,284	2,399	15,396	7,255
Net loss (gain) recognized on other real estate owned and other related expenses	(284)	472	(1)	(430)	565	187	136
Regulatory assessments	675	366	241	299	326	1,282	894
Other intangible assets amortization expense	1,898	1,130	767	767	769	3,795	2,307
Advertising and promotions	537	347	249	232	196	1,133	803
Telecommunications	435	466	418	428	351	1,319	1,165
Other non-interest expense	3,121	2,428	2,057	1,670	3,706	7,606	7,182
Total non-interest expense	$37,956	$45,770	$31,919	$30,358	$31,065	$115,645	$89,165

Non-interest expense for the third quarter of 2018 was $38.0 million, a decrease of $7.8 million from $45.8 million for the second quarter of 2018.

The decrease in total non-interest expense was primarily due to:

•

A decrease of $7.6 million in data processing expense, primarily due to a one-time contract termination expense incurred during the second quarter related to the Bank’s upcoming core system conversion;

•	A decrease of $2.1 million in legal, audit and other professional fees, primarily due to professional services previously incurred related to the acquisition and system conversion; and
•

A decrease of $756,000 in net loss (gain) recognized on other real estate owned and other related expenses, primarily due to net gains recorded on two other real estate owned property sales during the quarter, compared to a net loss of $472,000 incurred during the second quarter of 2018, primarily due to net losses recorded on two property sales.

Partially offset by:

•

An increase of $2.1 million in salaries and employee benefits, primarily due to additional salary and employee benefit expenses resulting from the acquisition and incentive payments for targeted achievements; and

•	An increase of $768,000 in other intangible assets amortization expense, due to a full quarter of amortization of intangible assets as a result of the acquisition.

The Company’s efficiency ratio was 56.57% for the third quarter of 2018, compared with 83.35% for the second quarter of 2018. Approximately $9.0 million of expenses were previously recognized during the second quarter of 2018 relating to the Bank’s planned core system conversion, including consulting fees and contract termination expense. Excluding merger-related expenses, core system conversion

Byline Bancorp, Inc.

expenses, and impairment charges on assets held for sale, the Company’s adjusted efficiency ratio1 was 55.79% for the third quarter of 2018, compared with 63.48% for the second quarter of 2018.

INCOME TAXES

The Company recorded income tax expense of $5.4 million during the third quarter of 2018, an effective tax rate of 27.1%, compared to $1.1 million during the second quarter of 2018, an effective tax rate of 27.8%, an increase of $4.3 million. The increase was primarily due to the increase in net income recorded during the quarter.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $4.9 billion at September 30, 2018, an increase of $112.1 million compared to $4.8 billion at June 30, 2018, and an increase of $1.6 billion compared to $3.4 billion at December 31, 2017.

The current quarter increase was primarily due to:

•

An increase in loans and leases of $107.1 million, primarily due to an increase of $261.4 million in our originated loan portfolio, partially offset by a decrease of $154.3 million in our acquired loan portfolio; and

•

An increase in securities of $33.7 million mainly due to additional purchases during the quarter, which included U.S. Treasury securities of $15.0 million and government guaranteed mortgage-backed securities of $19.9 million.

Partially offset by:

•	A decrease in due from counterparty of $11.1 million due to the timing of the settlement of loans sold at September 30, 2018; and
•	A decrease in deferred tax assets, net of $6.6 million, primarily due to utilization of net operating loss carryforwards.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired and acquired non-impaired loans and leases at the dates indicated:

	September 30, 2018		June 30, 2018		December 31, 2017
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$619,767	17.9%	$539,529	16.1%	$513,622	22.5%
Residential real estate	445,717	12.9%	413,956	12.4%	400,571	17.6%
Construction, land development, and other land	140,391	4.1%	134,004	4.0%	97,638	4.3%
Commercial and industrial	696,750	20.2%	556,340	16.6%	416,499	18.3%
Installment and other	7,729	0.2%	4,898	0.1%	3,724	0.2%
Leasing financing receivables	155,825	4.5%	156,017	4.7%	141,329	6.2%
Total originated loans and leases	$2,066,179	59.8%	$1,804,744	53.9%	$1,573,383	69.1%
Acquired impaired loans
Commercial real estate	$154,108	4.5%	$162,621	4.9%	$166,712	7.3%
Residential real estate	120,963	3.5%	129,737	3.9%	144,562	6.4%
Construction, land development, and other land	4,203	0.1%	4,860	0.1%	5,946	0.3%
Commercial and industrial	14,436	0.4%	15,347	0.4%	10,008	0.4%
Installment and other	458	0.0%	521	0.0%	462	0.0%
Total acquired impaired loans	$294,168	8.5%	$313,086	9.3%	$327,690	14.4%
Acquired non-impaired loans and leases
Commercial real estate	$498,329	14.4%	$532,837	15.9%	$211,359	9.3%
Residential real estate	138,516	4.0%	155,895	4.7%	32,085	1.4%
Construction, land development, and other land	37,111	1.1%	49,752	1.5%	1,845	0.1%
Commercial and industrial	384,260	11.1%	454,133	13.6%	94,731	4.1%
Installment and other	4,007	0.1%	7,387	0.2%	42	0.0%
Leasing financing receivables	33,232	1.0%	30,858	0.9%	36,357	1.6%
Total acquired non-impaired loans and leases	$1,095,455	31.7%	$1,230,862	36.8%	$376,419	16.5%
Total loans and leases	$3,455,802	100.0%	$3,348,692	100.0%	$2,277,492	100.0%
Allowance for loan and lease losses	(23,424)		(19,687)		(16,706)
Total loans and leases, net of allowance for loan and lease losses	$3,432,378		$3,329,005		$2,260,786

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases, non-performing assets, and other real estate owned at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Nonperforming assets:
Non-accrual loans and leases	$28,643	$25,742	$23,626	$15,763	$15,121
Past due loans and leases 90 days or more and still accruing interest	291	197	—	—	—
Accruing troubled debt restructured loans	1,230	1,238	1,037	1,061	1,631
Total non-performing loans and leases	30,164	27,177	24,663	16,824	16,752
Other real estate owned	4,891	6,402	10,466	10,626	13,859
Total non-performing assets	$35,055	$33,579	$35,129	$27,450	$30,611
Total non-performing loans and leases as a percentage of total loans and leases	0.87%	0.81%	1.08%	0.74%	0.76%
Total non-performing assets as a percentage of total assets	0.71%	0.70%	1.01%	0.82%	0.93%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	77.66%	72.44%	71.52%	99.30%	95.39%

Nonperforming assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$7,261	$6,810	$6,266	$4,543	$3,501
Past due loans 90 days or more and still accruing interest guaranteed	—	152	—	—	—
Accruing troubled debt restructured loans guaranteed	—	—	—	—	—
Total non-performing loans and leases guaranteed	7,261	6,962	6,266	4,543	3,501
Other real estate owned guaranteed	—	298	482	—	—
Total non-performing assets guaranteed	$7,261	$7,260	$6,748	$4,543	$3,501
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.66%	0.60%	0.81%	0.54%	0.60%
Total non-performing assets not guaranteed as a percentage of total assets	0.57%	0.55%	0.82%	0.68%	0.82%

Variances in non-performing assets:

•	Non-performing loans and leases were $30.2 million at September 30, 2018, an increase of $3.0 million from $27.2 million at June 30, 2018; and
•	Other real estate owned was $4.9 million at September 30, 2018, a decrease of $1.5 million from $6.4 million at June 30, 2018, primarily due to sales of properties during the third quarter of 2018.

Non-performing assets included $7.3 million of government guaranteed balances at September 30, 2018 and June 30, 2018.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,		September 30,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017		2018	2017
Allowance for loan and lease losses, beginning of period	$19,687	$17,640	$16,706	$15,980	$13,969		$16,706	$10,923
Provision for loan and lease losses	5,842	3,956	5,115	3,347	3,900		14,913	9,306
Net charge-offs of loans	(2,105)	(1,909)	(4,181)	(2,621)	(1,889)		(8,195)	(4,249)
Allowance for loan and lease losses, end of period	$23,424	$19,687	$17,640	$16,706	$15,980		$23,424	$15,980

Allowance for loan and lease losses to period end total loans held for investment	0.68%	0.59%	0.77%	0.73%	0.72%		0.68%	0.72%
Net charge-offs (annualized) to average loans outstanding during the period	0.25%	0.29%	0.75%	0.46%	0.34%		0.40%	0.26%
Provision for loan and lease losses to net charge-offs during the period	2.78x	2.07x	1.22x	1.28x	2.06	x	1.82x	2.19x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased from 0.59% at June 30, 2018 to 0.68% at September 30, 2018, primarily due to loan and lease production and additional credit deterioration in the government guaranteed portfolio.

Net Charge-Offs

Net charge-offs during the third quarter of 2018 were $2.1 million, or 0.25% of average loans and leases, on an annualized basis, an increase of $196,000 compared to $1.9 million, or 0.29% of average loans, during the second quarter of 2018, and a decrease from 0.34% for the comparable quarter one year ago. The decrease as a percentage of average loans and leases was primarily due to higher loan and lease average balances during the third quarter.

Net charge-offs for the third quarter of 2018 included $1.5 million in the unguaranteed portion of government guaranteed loans while net charge-offs for the second quarter of 2018 included $1.7 million in the unguaranteed portion of government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Non-interest bearing demand deposits	$1,175,222	$1,193,057	$749,892	$760,887	$753,662
Interest bearing checking accounts	317,145	287,330	196,802	186,611	187,232
Money market demand accounts	661,271	617,108	382,282	349,862	418,006
Other savings	476,879	487,130	439,277	437,212	435,536
Time deposits (below $250,000)	916,014	879,643	665,541	627,255	643,112
Time deposits ($250,000 and above)	194,236	180,609	90,753	81,502	83,381
Total deposits	$3,740,767	$3,644,877	$2,524,547	$2,443,329	$2,520,929

Byline Bancorp, Inc.

Total deposits were $3.7 billion at September 30, 2018, an increase of $95.9 million compared to June 30, 2018, and an increase of $1.3 billion compared to December 31, 2017, primarily due to continued deposit promotions and assumed deposits from the acquisition. Non-interest bearing deposits to total deposits decreased from 32.7% at June 30, 2018 to 31.4% at September 30, 2018.

The increase in the current quarter was primarily due to:

•	An increase in time deposits of $50.0 million, to $1.1 billion at September 30, 2018, primarily driven by continuing promotional campaigns; and
•	An increase in money market demand deposits of $44.2 million, from $617.1 million at June 30, 2018 to $661.3 million at September 30, 2018, primarily driven by an ongoing promotional campaign.

Partially offset by:

•

A decrease in non-interest bearing demand deposits of $17.8 million, to $1.2 billion at September 30, 2018, primarily driven by a seasonal outflow from commercial customers expected to return in the fourth quarter.

Total borrowings and other liabilities were $546.8 million at September 30, 2018, an increase of $2.8 million from $544.0 million at June 30, 2018, primarily due to an increase in Federal Home Loan Bank advances slightly offset by a decrease in accrued expenses and other liabilities.

Stockholders’ Equity

Total stockholders’ equity was $629.9 million at September 30, 2018, an increase of $13.5 million from $616.4 million at June 30, 2018, primarily due to net income during the quarter. Stockholders’ equity increased $171.3 million from $458.6 million at December 31, 2017, primarily due to an increase from the acquisition.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of September 30, 2018:

	Actual		Minimum Capital Required		Required for the Bank to be Considered Well Capitalized
September 30, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$526,630	13.37%	$315,218	8.00%	N/A	N/A
Bank	503,886	12.77%	315,620	8.00%	$394,525	10.00%
Tier 1 capital to risk weighted assets:
Company	$500,761	12.71%	$236,414	6.00%	N/A	N/A
Bank	478,017	12.12%	236,715	6.00%	$315,620	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$443,823	11.26%	$177,310	4.50%	N/A	N/A
Bank	478,017	12.12%	177,536	4.50%	$256,441	6.50%
Tier 1 capital to average assets:
Company	$500,761	10.78%	$185,737	4.00%	N/A	N/A
Bank	478,017	10.28%	185,975	4.00%	$232,468	5.00%

Byline Bancorp, Inc.

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, October 26, 2018 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through November 9, 2018 by dialing (877) 344-7529; passcode: 10124727.

A slide presentation relating to the third quarter 2018 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $4.9 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per share, tangible common equity to tangible assets, and net interest margin excluding loan accretion. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures.

Adjusted net income and adjusted diluted earnings per share exclude certain significant items, which include incremental income tax benefit related to Illinois corporate income tax rate increases, incremental income tax expense or benefit related to federal corporate income tax reductions, impairment charges on assets held for sale, merger related expenses, and core system conversion

Byline Bancorp, Inc.

expenses adjusted for applicable income tax.  Management believes the significant items are not indicative of or useful to measure the Company’s operating performance on an ongoing basis.

Adjusted non-interest expense is non-interest expense excluding certain significant items, which include impairment charges on assets held for sale, merger-related expenses, and core system conversion expenses.

Adjusted efficiency ratio is adjusted non-interest expense less amortization of intangible assets divided by net interest income and non-interest income. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted non-interest expense to average assets is adjusted non-interest expense divided by average assets. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted return on average stockholders’ equity is adjusted net income divided by average stockholders’ equity. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted return on average assets is adjusted net income divided by average assets. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Non-interest income to total revenues is non-interest income divided by net interest income plus non-interest income. Management believes that it is standard practice in the industry to present non-interest income as a percentage of total revenue. Accordingly, management believes providing these measures may be useful for peer comparison.

Pre‑tax pre‑provision income is pre‑tax income plus the provision for loan and lease losses. Management believes this metric is important due to the tax benefit resulting from the reversal of the deferred tax asset valuation allowance, the decrease in the federal corporate income tax rate, and the increase in the Illinois state corporate income tax rate. The metric demonstrates income excluding the tax provision or benefit and excludes the provision for loan and lease losses.

Pre-tax pre-provision return on average assets is pre-tax income plus the provision for loan and lease losses, divided by average assets. Management believes this metric is important due to the change in tax expense or benefit resulting from the recent decrease in the federal corporate income tax rate and the recent increase in the Illinois state income tax rate. The ratio demonstrates profitability excluding the tax provision or benefit and excludes the provision for loan and lease losses. Adjusted pre-tax pre-provision return on average assets excludes certain significant items, which include impairment charges on assets held for sale, merger related expenses, and core system conversion expenses.

Tangible common equity is defined as total stockholders’ equity reduced by preferred stock and goodwill and other intangible assets. Management does not consider servicing assets as an intangible asset for purposes of this calculation.

Tangible assets is defined as total assets reduced by goodwill and other intangible assets. Management does not consider servicing assets as an intangible asset for purposes of this calculation.

Byline Bancorp, Inc.

Tangible book value per share is calculated as tangible common equity, which is stockholders’ equity reduced by preferred stock and goodwill and other intangible assets, divided by total shares of common stock outstanding. Management believes this metric is important due to the relative changes in the book value per share exclusive of changes in intangible assets.

Tangible common equity to tangible assets is calculated as tangible common equity divided by tangible assets, which is total assets reduced by goodwill and other intangible assets. Management believes this measure is important to investors and analysts interested in relative changes in the ratio of total stockholders’ equity to total assets, each exclusive of changes in intangible assets.

Tangible net income available to common stockholders is net income available to common stockholders excluding after-tax intangible asset amortization.

Return on average tangible common stockholders’ equity is tangible net income available to common stockholders divided by average tangible common stockholders’ equity. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted return on average tangible common stockholders’ equity is adjusted tangible net income available to common stockholders divided by average tangible common stockholders’ equity. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Net interest margin excluding loan accretion is calculated as reported net interest margin less the effect of accretion income net of contractual interest collected on acquired loans. Management believes that this metric is important as it illustrates the impact of net accretion income from acquired loans on the net interest margin.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about Byline’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Byline and Oak Park River Forest Bankshares, Inc. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the

Byline Bancorp, Inc.

proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Byline’s and Oak Park River Forest Bankshares, Inc.’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Byline and Oak Park River Forest Bankshares, Inc. operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission, including among other things, under the heading “Risk Factors” in such Annual Report on Form 10-K.  Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Contacts:

Investors:	Media:
Allyson Pooley/Tony Rossi	Erin O’Neill
Financial Profiles, Inc.	Director of Marketing
BYIR@bylinebank.com	Byline Bank
773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2018	2018	2018	2017	2017
ASSETS
Cash and due from banks	$25,162	$25,299	$17,396	$19,404	$16,193
Interest bearing deposits with other banks	119,594	127,417	110,645	38,945	46,043
Cash and cash equivalents	144,756	152,716	128,041	58,349	62,236
Securities available-for-sale, at fair value	795,408	757,825	626,057	583,236	584,684
Securities held-to-maturity, at amortized cost	102,683	106,613	112,266	117,163	121,453
Restricted stock, at cost	19,202	18,977	17,177	16,343	10,628
Loans held for sale	8,737	5,822	8,219	5,212	2,087
Loans and leases:
Loans and leases	3,455,802	3,348,692	2,280,418	2,277,492	2,216,499
Allowance for loan and lease losses	(23,424)	(19,687)	(17,640)	(16,706)	(15,980)
Net loans and leases	3,432,378	3,329,005	2,262,778	2,260,786	2,200,519
Servicing assets, at fair value	20,674	21,587	21,615	21,400	21,669
Accrued interest receivable	11,331	10,670	6,971	7,670	7,183
Premises and equipment, net	106,948	107,300	94,014	95,224	96,334
Assets held for sale	8,343	11,428	9,030	9,779	12,938
Other real estate owned, net	4,891	6,402	10,466	10,626	13,859
Goodwill	127,536	127,536	54,562	54,562	51,975
Other intangible assets, net	35,248	37,139	15,991	16,756	17,522
Bank-owned life insurance	5,923	5,886	5,838	5,718	5,680
Deferred tax assets, net	42,287	48,936	47,371	47,376	60,350
Due from counterparty	14,484	25,569	19,987	39,824	21,084
Other assets	36,580	31,869	21,989	16,106	15,241
Total assets	$4,917,409	$4,805,280	$3,462,372	$3,366,130	$3,305,442
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing demand deposits	$1,175,222	$1,193,057	$749,892	$760,887	$753,662
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,455,295	1,391,568	1,018,361	973,685	1,040,774
Time deposits	1,110,250	1,060,252	756,294	708,757	726,493
Total deposits	3,740,767	3,644,877	2,524,547	2,443,329	2,520,929
Accrued interest payable	2,971	2,562	1,612	1,306	1,184
Line of credit	—	—	—	—	—
Federal Home Loan Bank advances	425,000	420,000	380,000	361,506	234,559
Securities sold under agreements to repurchase	24,446	24,653	27,815	31,187	30,807
Junior subordinated debentures issued to capital trusts, net	36,615	36,452	27,800	27,647	27,482
Accrued expenses and other liabilities	57,749	60,330	37,662	42,577	30,948
Total liabilities	4,287,548	4,188,874	2,999,436	2,907,552	2,845,909
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	361	360	293	292	292
Additional paid-in capital	545,827	544,686	392,932	391,586	391,040
Retained earnings	85,597	71,257	68,687	61,349	62,311
Accumulated other comprehensive loss, net of tax	(12,362)	(10,335)	(9,414)	(5,087)	(4,548)
Total stockholders’ equity	629,861	616,406	462,936	458,578	459,533
Total liabilities and stockholders’ equity	$4,917,409	$4,805,280	$3,462,372	$3,366,130	$3,305,442

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except share and per share data)	2018	2018	2018	2017	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$55,045	$39,627	$33,654	$31,896	$30,933	$128,326	$88,510
Interest on taxable securities	5,076	4,572	4,055	3,679	3,720	13,703	11,213
Interest on tax-exempt securities	337	229	174	176	174	740	458
Other interest and dividend income	615	413	259	205	217	1,287	666
Total interest and dividend income	61,073	44,841	38,142	35,956	35,044	144,056	100,847
INTEREST EXPENSE
Deposits	5,971	3,745	2,498	2,218	2,112	12,214	5,518
Federal Home Loan Bank advances	1,723	1,360	1,358	1,009	850	4,441	2,282
Subordinated debentures and other borrowings	786	680	591	578	670	2,057	2,286
Total interest expense	8,480	5,785	4,447	3,805	3,632	18,712	10,086
Net interest income	52,593	39,056	33,695	32,151	31,412	125,344	90,761
PROVISION FOR LOAN AND LEASE LOSSES	5,842	3,956	5,115	3,347	3,900	14,913	9,306
Net interest income after provision for loan and lease losses	46,751	35,100	28,580	28,804	27,512	110,431	81,455
NON-INTEREST INCOME
Fees and service charges on deposits	1,825	1,456	1,312	1,304	1,418	4,593	3,985
Net servicing fees	176	459	563	704	959	1,198	2,954
ATM and interchange fees	1,781	1,141	1,218	1,498	1,495	4,140	4,342
Net gains on sales of securities available-for-sale	—	4	—	—	—	4	8
Net gains on sales of loans	5,015	9,723	7,476	9,036	7,499	22,214	24,026
Wealth management and trust income	674	192	—	—	—	866	—
Other non-interest income	1,672	1,527	859	97	547	4,058	2,104
Total non-interest income	11,143	14,502	11,428	12,639	11,918	37,073	37,419
NON-INTEREST EXPENSE
Salaries and employee benefits	21,312	19,244	18,278	17,118	16,323	58,834	50,151
Occupancy expense, net	3,548	4,499	3,755	3,553	3,301	11,802	10,525
Equipment expense	617	558	603	663	630	1,778	1,809
Loan and lease related expenses	1,015	1,471	1,400	1,116	891	3,886	2,569
Legal, audit and other professional fees	2,358	4,418	1,851	2,658	1,608	8,627	4,369
Data processing	2,724	10,371	2,301	2,284	2,399	15,396	7,255
Net loss (gain) recognized on other real estate owned and other related expenses	(284)	472	(1)	(430)	565	187	136
Regulatory assessments	675	366	241	299	326	1,282	894
Other intangible assets amortization expense	1,898	1,130	767	767	769	3,795	2,307
Advertising and promotions	537	347	249	232	196	1,133	803
Telecommunications	435	466	418	428	351	1,319	1,165
Other non-interest expense	3,121	2,428	2,057	1,670	3,706	7,606	7,182
Total non-interest expense	37,956	45,770	31,919	30,358	31,065	115,645	89,165
INCOME BEFORE PROVISION FOR INCOME TAXES	19,938	3,832	8,089	11,085	8,365	31,859	29,709
PROVISION (BENEFIT) FOR INCOME TAXES	5,402	1,064	1,321	11,851	(1,390)	7,787	7,248
NET INCOME (LOSS)	14,536	2,768	6,768	(766)	9,755	24,072	22,461
Dividends on preferred shares	196	198	193	196	195	587	11,081
INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$14,340	$2,570	$6,575	$(962)	$9,560	$23,485	$11,380
EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.40	$0.08	$0.22	$(0.03)	$0.33	$0.73	$0.43
Diluted	$0.39	$0.08	$0.22	$(0.03)	$0.32	$0.71	$0.43
Weighted average common shares outstanding for basic earnings (loss) per common share	36,042,914	31,614,973	29,291,179	29,246,900	29,246,900	32,341,087	26,194,025
Diluted weighted average common shares outstanding for diluted earnings (loss) per common share	36,958,209	32,568,396	29,913,633	29,246,900	29,752,331	33,288,657	26,697,841

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except share and per share data)	2018	2018	2018	2017	2017	2018	2017
Summary of Operations
Net interest income	$52,593	$39,056	$33,695	$32,151	$31,412	$125,344	$90,761
Provision for loan and lease losses	5,842	3,956	5,115	3,347	3,900	14,913	9,306
Non-interest income	11,143	14,502	11,428	12,639	11,918	37,073	37,419
Non-interest expense	37,956	45,770	31,919	30,358	31,065	115,645	89,165
Income before provision for income taxes	19,938	3,832	8,089	11,085	8,365	31,859	29,709
Provision (benefit) for income taxes	5,402	1,064	1,321	11,851	(1,390)	7,787	7,248
Net income (loss)	14,536	2,768	6,768	(766)	9,755	24,072	22,461
Dividends on preferred shares	196	198	193	196	195	587	11,081
Net income available (loss attributable) to common stockholders	$14,340	$2,570	$6,575	$(962)	$9,560	$23,485	$11,380

Earnings per Common Share
Basic earnings (loss) per common share	$0.40	$0.08	$0.22	$(0.03)	$0.33	$0.73	$0.43
Diluted earnings (loss) per common share	$0.39	$0.08	$0.22	$(0.03)	$0.32	$0.71	$0.43
Adjusted diluted earnings (loss) per common share(2)(3)	$0.40	$0.32	$0.21	$0.24	$0.18	$0.93	$0.27
Weighted average common shares outstanding (basic)	36,042,914	31,614,973	29,291,179	29,246,900	29,246,900	32,341,087	26,194,025
Weighted average common shares outstanding (diluted)	36,958,209	32,568,396	29,913,633	29,246,900	29,752,331	33,288,657	26,697,841
Common shares outstanding	36,279,600	36,218,955	29,404,048	29,317,298	29,305,400	36,279,600	29,305,400

Key Ratios and performance metrics (annualized where applicable)
Net interest margin	4.73%	4.43%	4.45%	4.26%	4.18%	4.56%	4.07%
Cost of deposits	0.64%	0.52%	0.41%	0.35%	0.33%	0.54%	0.29%
Efficiency ratio(1)	56.57%	83.35%	69.04%	66.06%	69.92%	68.87%	67.76%
Adjusted efficiency ratio(1)(2)(3)	55.79%	63.48%	68.77%	63.23%	67.72%	61.93%	67.02%
Non-interest expense to average assets	3.13%	4.75%	3.85%	3.64%	3.73%	3.85%	3.61%
Adjusted non-interest expense to average assets(2)(3)	3.09%	3.65%	3.84%	3.49%	3.61%	3.47%	3.57%
Return (loss) on average stockholders' equity	9.22%	2.14%	5.97%	(0.66)%	8.44%	6.01%	7.23%
Adjusted return on average stockholders' equity(2)(3)	9.47%	8.18%	5.41%	6.22%	4.79%	7.90%	5.87%
Return (loss) on average assets	1.20%	0.29%	0.82%	(0.09)%	1.17%	0.80%	0.91%
Adjusted return on average assets(2)(3)	1.23%	1.10%	0.74%	0.87%	0.66%	1.05%	0.74%
Non-interest income to total revenues(2)	17.48%	27.08%	25.33%	28.22%	27.51%	22.83%	29.19%
Pre-tax pre-provision return on average assets(2)	2.13%	0.81%	1.59%	1.73%	1.47%	1.56%	1.58%
Adjusted pre-tax pre-provision return on average assets(2)(3)	2.17%	1.91%	1.61%	1.89%	1.59%	1.93%	1.62%
Return on average tangible common stockholders' equity(2)(3)	13.81%	3.34%	7.65%	(0.42)%	10.61%	8.51%	5.38%
Adjusted return on average tangible common stockholders' equity(2)(3)	14.16%	11.05%	6.96%	7.88%	6.18%	10.96%	3.64%
Non-interest bearing deposits to total deposits	31.42%	32.73%	29.70%	31.14%	29.90%	31.42%	29.90%
Deposits per branch	$63,403	$61,778	$45,081	$43,631	$44,227	$63,403	$44,227
Loans and leases held for sale and loans and lease held for investment to total deposits	92.62%	92.03%	90.66%	93.43%	88.01%	92.62%	88.01%
Deposits to total liabilities	87.25%	87.01%	84.17%	84.03%	88.58%	87.25%	88.58%
Tangible book value per common share(2)	$12.59	$12.18	$12.99	$12.85	$12.95	$12.59	$12.95

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.87%	0.81%	1.08%	0.74%	0.76%	0.87%	0.76%
ALLL to total loans and leases held for investment, net before ALLL	0.68%	0.59%	0.77%	0.73%	0.72%	0.68%	0.72%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.25%	0.29%	0.75%	0.46%	0.34%	0.40%	0.26%
Acquisition accounting adjustments(4)	$42,375	$52,090	$28,058	$31,693	$34,249	$42,375	$34,249

Capital Ratios
Common equity to total assets	12.60%	12.63%	13.07%	13.31%	13.59%	12.60%	13.59%
Tangible common equity to tangible assets(2)	9.60%	9.51%	11.26%	11.44%	11.73%	9.60%	11.73%
Leverage ratio	10.78%	10.57%	12.14%	12.25%	11.95%	10.78%	11.95%
Common equity tier 1 capital ratio	11.26%	10.88%	13.49%	13.77%	13.93%	11.26%	13.93%
Tier 1 capital ratio	12.71%	12.36%	15.30%	15.27%	15.38%	12.71%	15.38%
Total capital ratio	13.37%	12.92%	16.05%	15.98%	16.08%	13.37%	16.08%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended September 30,
	2018			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$107,555	$368	1.36%	$48,354	$106	0.87%
Loans and leases(1)	3,387,569	55,045	6.45%	2,193,076	30,933	5.60%
Securities available-for-sale	768,189	4,738	2.45%	602,146	3,181	2.10%
Securities held-to-maturity	91,892	585	2.53%	111,345	650	2.32%
Tax-exempt securities(2)	55,656	337	2.40%	26,166	174	2.63%
Total interest-earning assets	$4,410,861	$61,073	5.49%	$2,981,087	$35,044	4.66%
Allowance for loan and lease losses	(21,557)			(14,570)
All other assets	420,635			340,669
TOTAL ASSETS	$4,809,939			$3,307,186
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$316,394	$384	0.48%	$186,447	$29	0.06%
Money market accounts	618,213	1,200	0.77%	388,365	275	0.28%
Savings	479,837	148	0.12%	441,096	79	0.07%
Time deposits	1,084,550	4,239	1.55%	758,518	1,729	0.90%
Total interest-bearing deposits	2,498,994	5,971	0.95%	1,774,426	2,112	0.47%
Federal Home Loan Bank advances	394,588	1,723	1.73%	222,800	850	1.51%
Other borrowed funds	61,582	786	5.06%	60,418	670	4.40%
Total borrowings	456,170	2,509	2.18%	283,218	1,520	2.13%
Total interest-bearing liabilities	$2,955,164	$8,480	1.14%	$2,057,644	$3,632	0.70%
Non-interest bearing demand deposits	1,175,523			748,523
Other liabilities	53,631			42,577
Total stockholders’ equity	625,621			458,442
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,809,939			$3,307,186
Net interest spread(3)			4.35%			3.96%
Net interest income		$52,593			$31,412
Net interest margin(4)			4.73%			4.18%

Net loan accretion impact on margin		$8,259	0.74%		$2,166	0.29%
Net interest margin excluding loan accretion(6)			3.99%			3.89%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Nine Months Ended September 30,
	2018			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$71,607	$648	1.21%	$54,894	$327	0.80%
Loans and leases(1)	2,771,274	128,326	6.19%	2,180,507	88,510	5.43%
Securities available-for-sale	697,584	12,563	2.41%	610,249	9,525	2.09%
Securities held-to-maturity	96,677	1,779	2.46%	116,764	2,027	2.32%
Tax-exempt securities(2)	40,065	740	2.47%	22,033	458	2.78%
Total interest-earning assets	$3,677,207	$144,056	5.24%	$2,984,447	$100,847	4.52%
Allowance for loan and lease losses	(19,085)			(12,715)
All other assets	358,793			330,209
TOTAL ASSETS	$4,016,915			$3,301,941
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$244,088	$546	0.30%	$185,409	$87	0.06%
Money market accounts	478,607	2,352	0.66%	376,751	712	0.25%
Savings	457,179	308	0.09%	445,082	237	0.07%
Time deposits	895,502	9,008	1.34%	782,672	4,482	0.77%
Total interest-bearing deposits	2,075,376	12,214	0.79%	1,789,914	5,518	0.41%
Federal Home Loan Bank advances	367,098	4,441	1.62%	249,630	2,282	1.22%
Other borrowed funds	58,585	2,057	4.70%	68,803	2,286	4.44%
Total borrowings	425,683	6,498	2.04%	318,433	4,568	1.92%
Total interest-bearing liabilities	$2,501,059	$18,712	1.00%	$2,108,347	$10,086	0.64%
Non-interest bearing demand deposits	938,423			736,982
Other liabilities	42,257			41,393
Total stockholders’ equity	535,176			415,219
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,016,915			$3,301,941
Net interest spread(3)			4.24%			3.88%
Net interest income		$125,344			$90,761
Net interest margin(4)			4.56%			4.07%

Net loan accretion impact on margin		$14,199	0.52%		$6,347	0.28%
Net interest margin excluding loan accretion(6)			4.04%			3.79%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Net income (loss) and earnings per share excluding significant items
Reported Net Income (Loss)	$14,536	$2,768	$6,768	$(766)	$9,755	$24,072	$22,461
Significant items:
Incremental income tax benefit of state tax rate change	—	—	—	—	(4,790)	—	(4,790)
Incremental income tax (benefit) expense attributed to federal income tax reform	—	—	(724)	7,154	—	(724)	—
Impairment charges on assets held for sale	139	117	—	—	951	256	951
Merger-related expense	150	1,517	123	1,272	—	1,790	—
Core system conversion expense	213	9,009	—	—	—	9,222	—
Tax benefit on significant items	(112)	(2,832)	(34)	(395)	(386)	(2,978)	(386)
Adjusted Net Income	$14,926	$10,579	$6,133	$7,265	$5,530	$31,638	$18,236
Reported Diluted Earnings (Loss) per Share	$0.39	$0.08	$0.22	$(0.03)	$0.32	$0.71	$0.43
Significant items:
Incremental income tax benefit of state tax rate change	—	—	—	—	(0.16)	—	(0.18)
Incremental income tax (benefit) expense attributed to federal income tax reform	—	—	(0.02)	0.24	—	(0.02)	—
Impairment charges on assets held for sale	—	—	—	—	0.03	—	0.03
Merger-related expense	—	0.05	0.01	0.04	—	0.05	—
Core system conversion expense	0.01	0.28	—	—	—	0.28	—
Tax benefit on significant items	—	(0.09)	—	(0.01)	(0.01)	(0.09)	(0.01)
Adjusted Diluted Earnings per Share	$0.40	$0.32	$0.21	$0.24	$0.18	$0.93	$0.27

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Net interest margin:
Reported net interest margin	4.73%	4.43%	4.45%	4.26%	4.18%	4.56%	4.07%
Effect of accretion income on acquired loans	(0.74)%	(0.41)%	(0.31)%	(0.30)%	(0.29)%	(0.52)%	(0.28)%
Net interest margin excluding accretion	3.99%	4.02%	4.14%	3.96%	3.89%	4.04%	3.79%
Total revenues:
Net interest income	$52,593	$39,056	$33,695	$32,151	$31,412	$125,344	$90,761
Add: Non-interest income	11,143	14,502	11,428	12,639	11,918	37,073	37,419
Total revenues	$63,736	$53,558	$45,123	$44,790	$43,330	$162,417	$128,180
Adjusted efficiency ratio:
Non-interest expense excluding amortization of intangible assets	$36,058	$44,640	$31,152	$29,591	$30,296	$111,850	$86,858
Total revenues	63,736	53,558	45,123	44,790	43,330	162,417	128,180
Efficiency ratio	56.57%	83.35%	69.04%	66.06%	69.92%	68.87%	67.76%
Less: significant adjusted items	502	10,643	123	1,272	951	11,268	951
Adjusted efficiency ratio	55.79%	63.48%	68.77%	63.23%	67.72%	61.93%	67.02%
Adjusted non-interest expense to average assets:
Total average assets	$4,809,939	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$4,016,915	$3,301,941
Non-interest expense	37,956	45,770	31,919	30,358	31,065	115,645	89,165
Less: significant adjusted items	502	10,643	123	1,272	951	11,268	951
Adjusted non-interest expense to average assets	3.09%	3.65%	3.84%	3.49%	3.61%	3.47%	3.57%
Adjusted return on average stockholders' equity:
Average stockholders' equity	$625,621	$518,547	$459,535	$463,301	$458,442	$535,176	$415,219
Net income (loss)	14,536	2,768	6,768	(766)	9,755	24,072	22,461
Less: significant adjusted items	390	7,811	(635)	8,031	(4,225)	7,566	(4,225)
Adjusted return on average stockholders' equity	9.47%	8.18%	5.41%	6.22%	4.79%	7.90%	5.87%
Adjusted return on average assets:
Total average assets	$4,809,939	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$4,016,915	$3,301,941
Net income (loss)	14,536	$2,768	$6,768	$(766)	$9,755	$24,072	$22,461
Less: significant adjusted items	390	7,811	(635)	8,031	(4,225)	7,566	(4,225)
Adjusted return on average assets	1.23%	1.10%	0.74%	0.87%	0.66%	1.05%	0.74%
Non-interest income to total revenues:
Non-interest income	$11,143	$14,502	$11,428	$12,639	$11,918	$37,073	$37,419
Total revenues	63,736	53,558	45,123	44,790	43,330	162,417	128,180
Non-interest income to total revenues	17.48%	27.08%	25.33%	28.22%	27.51%	22.83%	29.19%
Pre-tax pre-provision net income:
Pre-tax income	$19,938	$3,832	$8,089	$11,085	$8,365	$31,859	$29,709
Add: Provision for loan and lease losses	5,842	3,956	5,115	3,347	3,900	14,913	9,306
Pre-tax pre-provision net income	$25,780	$7,788	$13,204	$14,432	$12,265	$46,772	$39,015

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Pre-tax pre-provision return on average assets:
Total average assets	$4,809,939	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$4,016,915	$3,301,941
Pre-tax pre-provision net income	25,780	7,788	13,204	14,432	12,265	46,772	39,015
Pre-tax pre-provision return on average assets	2.13%	0.81%	1.59%	1.73%	1.47%	1.56%	1.58%
Adjusted pre-tax pre-provision return on average assets:
Total average assets	$4,809,939	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$4,016,915	$3,301,941
Pre-tax pre-provision net income	25,780	7,788	13,204	14,432	12,265	46,772	39,015
Less: significant adjusted items	502	10,643	123	1,272	951	11,268	951
Adjusted pre-tax pre-provision return on average assets:	2.17%	1.91%	1.61%	1.89%	1.59%	1.93%	1.62%
Tangible common equity:
Total stockholders' equity	$629,861	$616,406	$462,936	$458,578	$459,533	$629,861	$459,533
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill	127,536	127,536	54,562	54,562	51,975	127,536	51,975
Less: Core deposit intangibles and other intangibles	35,248	37,139	15,991	16,756	17,522	35,248	17,522
Tangible common equity	456,639	441,293	381,945	376,822	379,598	456,639	379,598
Tangible assets:
Total assets	$4,917,409	$4,805,280	$3,462,372	$3,366,130	$3,305,442	$4,917,409	$3,305,442
Less: Goodwill	127,536	127,536	54,562	54,562	51,975	127,536	51,975
Less: Core deposit intangibles and other intangibles	35,248	37,139	15,991	16,756	17,522	35,248	17,522
Tangible assets	4,754,625	4,640,605	3,391,819	3,294,812	3,235,945	4,754,625	3,235,945
Tangible book value per share:
Tangible common equity	$456,639	$441,293	$381,945	$376,822	$379,598	$456,639	$379,598
Shares of common stock outstanding	36,279,600	36,218,955	29,404,048	29,317,298	29,305,400	36,279,600	29,305,400
Tangible book value per share	12.59	12.18	12.99	12.85	12.95	12.59	12.95
Tangible common equity to tangible assets:
Tangible common equity	$456,639	$441,293	$381,945	$376,822	$379,598	$456,639	$379,598
Tangible assets	4,754,625	4,640,605	3,391,819	3,294,812	3,235,945	4,754,625	3,235,945
Tangible common equity to tangible assets	9.60%	9.51%	11.26%	11.44%	11.73%	9.60%	11.73%
Tangible net income available to common stockholders:
Net income (loss attributable) to common stockholders	$14,340	$2,570	$6,575	$(962)	$9,560	$23,485	$11,380
Add: after-tax intangible asset amortization	1,369	815	553	553	555	2,738	1,665
Tangible net income available to common stockholders	15,709	3,385	7,128	(409)	10,115	26,223	13,045
Return on average tangible common stockholders' equity:
Average tangible common stockholders' equity	$451,203	$406,492	$378,118	$383,674	$378,059	$412,206	$324,158
Tangible net income available to common stockholders	15,709	3,385	7,128	(409)	10,115	26,223	13,045
Return on average tangible common stockholders' equity	13.81%	3.34%	7.65%	-0.42%	10.61%	8.51%	5.38%
Adjusted return on average tangible common stockholders' equity:
Average tangible common stockholders' equity	$451,203	$406,492	$378,118	$383,674	$378,059	$412,206	$324,158
Less: significant adjusted items	390	7,811	(635)	8,031	(4,225)	7,566	(4,225)
Adjusted return on average tangible common stockholders' equity	14.16%	11.05%	6.96%	7.88%	6.18%	10.96%	3.64%